UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 11, 2003
Date of Report
(Date of earliest event reported)

_________________________

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)

10800 NE 8th Street, Bellevue, Washington 98004 (Address of principal executive offices, including Zip Code)

425/453-9400 (Registrant's telephone number, including area code)

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Item 2.    Acquisition or Disposition of Assets

      On June 11, 2003, Esterline Technologies Corporation, a Delaware corporation ("Esterline") and Esterline Technologies Acquisition Limited, a company formed under the laws of England and Wales and subsidiary of Esterline ("ETAL") acquired all of the outstanding capital stock of a group of companies known as the Weston Group from The Roxboro Group PLC pursuant to an Agreement among Roxboro Overseas Limited, Roxboro Holdings, Inc., Weston Group Limited, The Roxboro Group PLC, Esterline and ETAL, dated as of May 21, 2003 (the "Purchase Agreement"). The companies that comprise the Weston Group will operate as subsidiaries of Esterline.

      The total consideration of U.K. [POUND] 55 million in cash (approximately $88 million based upon the average exchange rate secured by Esterline through currency purchases and hedging) paid by Esterline for the Weston Group was determined through an auction process. Esterline paid the total consideration from a portion of the net proceeds from the offering of its 7.75% senior subordinated notes.

      The Weston Group uses its assets (including plant, equipment or other physical property) to supply sensors and systems principally for the measurement of temperature, and also for rotational speed, torque and density. Esterline generally intends to continue to utilize the assets for the same purposes following the acquisition.

      There was no material relationship between either Esterline or ETAL (or any officer, director or affiliate of either Esterline or ETAL, respectively, or any associate of any such officer or director) and The Roxboro Group PLC, Roxboro Overseas Limited, Roxboro Holdings, Inc. and Weston Group Limited.

      The Purchase Agreement is filed as an Exhibit 2.1 to this report and the press release issued by Esterline is filed as Exhibit 99.1 to this report, each of which is incorporated into this report by reference. This summary of the provisions of the Purchase Agreement is not complete and is qualified in its entirety by the provisions of the Purchase Agreement. You should refer to Exhibit 2.1 for a copy of the actual Purchase Agreement.

      This Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements in this report are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the anticipated integration of the Weston Group, which may cause our actual results in future periods to differ materially different from any results, performance or achievements expressed or implied by such forward-looking statements. You

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should not place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

      (a)    Financial Statements of Business Acquired

      In accordance with Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. 210.3-05(b)(2)(i)), Esterline is not required to file any of the financial statements for the Weston Group that otherwise would be required to be filed for the periods specified in Rule 3-05(b) of Regulation S-X.

      (b)    Pro Forma Financial Information

      In accordance with Rule 11-01(c) of Regulation S-X (17 C.F.R. 210.11-01(c)), Esterline is not required to file any of the pro forma financial information that otherwise would be required to be filed pursuant to Article 11 of Regulation S-X.

      (c)    Exhibits

Exhibit Number	Description

2.1

Agreement for the Purchase and Sale of Pressure Systems International Limited, Pressure Systems Inc., Norwich Aero Products Inc. and Weston Aerospace among Roxboro Overseas Limited, Roxboro Holdings, Inc., The Roxboro Group PLC, Esterline Technologies Corporation and Esterline Technologies Acquisition Limited, dated as of May 21, 2003.

99.1	Press Release issued by the Registrant on June 11, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION (Registrant)

Dated: June 23, 2003	By /s/ Robert D. George Robert D. George Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX
Exhibit Number	Description

2.1

Agreement for the Purchase and Sale of Pressure Systems International Limited, Pressure Systems Inc., Norwich Aero Products Inc. and Weston Aerospace among Roxboro Overseas Limited, Roxboro Holdings, Inc., The Roxboro Group PLC, Esterline Technologies Corporation and Esterline Technologies Acquisition Limited, dated as of May 21, 2003.

99.1	Press Release issued by the Registrant on June 11, 2003

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